                                                                    EXHIBIT 10.3




                         COMMON STOCK PURCHASE AGREEMENT



                                 BY AND BETWEEN



                              HMTF BRIDGE MC I, LLC



                                       AND



                                 METROCALL, INC.



                          DATED AS OF FEBRUARY 2, 2000

                                TABLE OF CONTENTS





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COMMON STOCK PURCHASE AGREEMENT...................................................................................1


ARTICLE 1 ISSUANCE AND SALE OF COMMON STOCK; THE CLOSING..........................................................1

         1.1      Issuance and Sale of Common Stock...............................................................1

         1.2      The Closing.....................................................................................1

         1.3      Time and Place of Closing.......................................................................2

         1.4      Transactions at the Closing.....................................................................2


ARTICLE 2 REPRESENTATIONS AND WARRANTIES..........................................................................2

         2.1      Representations and Warranties of Purchaser.....................................................2

         2.2      Representations and Warranties of the Company...................................................4


ARTICLE 3 COVENANTS...............................................................................................7

         3.1      Antitrust Laws..................................................................................7

         3.2      Listing of Additional Shares....................................................................7

         3.3      Operation of Business...........................................................................7

         3.4      Access to Books and Records.....................................................................8

         3.5      Agreement to Take Necessary and Desirable Actions...............................................8

         3.6      Compliance with Conditions; Reasonable Best Efforts.............................................8

         3.7      Periodic Information............................................................................8

         3.8      Legends.........................................................................................9

         3.9      Other Limitations on Purchaser..................................................................9

         3.10     Board Representative...........................................................................10

         3.11     Rights Plan....................................................................................10

         3.12     Inciscent, Inc.................................................................................10

         3.13     Demand Requests................................................................................11

         3.14     FCC Applications...............................................................................11
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ARTICLE 4 CONDITIONS PRECEDENT...................................................................................11

         4.1      Conditions Precedent to Obligations of Parties.................................................11

         4.2      Conditions Precedent to Obligations of the Company.............................................12

         4.3      Conditions Precedent to the Obligations of Purchaser...........................................12

         4.4      Waiver of Conditions...........................................................................13


ARTICLE 5........................................................................................................13

         5.1      Survival of Representations, Etc...............................................................13

         5.2      Indemnification by Company.....................................................................14

         5.3      Indemnification by Purchaser...................................................................14

         5.4      Limitations on Liability.......................................................................14

         5.5      Claims for Indemnification.....................................................................15

         5.6      Defense by Indemnifying Party..................................................................15


ARTICLE 6 TERMINATION AND DEFAULT................................................................................15

         6.1      General........................................................................................15

         6.2      Procedure Upon Termination.....................................................................16

         6.3      Effect of Termination..........................................................................16


ARTICLE 7 MISCELLANEOUS..........................................................................................16

         7.1      Brokers........................................................................................16

         7.2      Notices........................................................................................16

         7.3      Fees and Expenses..............................................................................17

         7.4      Assignment.....................................................................................17

         7.5      Counterparts...................................................................................18

         7.6      Entire Agreement...............................................................................18

         7.7      Governing Law..................................................................................18

         7.8      Headings.......................................................................................18

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         7.9      Severability...................................................................................18

         7.10     Modification and Amendment.....................................................................18

         7.11     Waiver.........................................................................................18

         7.12     Parties Obligated and Benefited................................................................18

         7.13     Actions........................................................................................18

         7.14     Terms..........................................................................................18

         7.15     Specific Performance...........................................................................19

         7.16     No Purchaser Affiliate Liability...............................................................19


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ANNEX I  .........DEFINITIONS

EXHIBITS

EXHIBIT A.........REGISTRATION RIGHTS AGREEMENT

EXHIBIT B.........OPTION AGREEMENT

SCHEDULES

SCHEDULE 2.2.4 ...CAPITALIZATION

SCHEDULE 2.2.5....UNDISCLOSED MATERIAL LIABILITIES

SCHEDULE 2.2.6....LITIGATION

SCHEDULE 3.3......EXCEPTIONS TO PRE-CLOSING COVENANTS

SCHEDULE 7.1  ....FINDERS, ETC.

                         COMMON STOCK PURCHASE AGREEMENT


         THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of February 2, 2000, is entered into by and between HMTF BRIDGE MC I, LLC, a Delaware limited liability company ("Purchaser") and METROCALL, INC., a Delaware corporation (the "Company").

                                    RECITALS

         A. Purchaser desires to purchase, and the Company desires to issue and sell, shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions set forth in this Agreement.

         B. As provided herein, it is contemplated that Purchaser and Company will enter into an option agreement dated as of the Closing Date (the "Option Agreement"), pursuant to which it is intended that Company will grant to Purchaser options for shares of Common Stock. Subject to adjustment as provided therein, Option I will be for 8,333,333 shares of Common Stock at an exercise price of $3.00 per share with an exercise period of 12 months from the Closing. Subject to adjustment as provided therein, Option II will be for (i)12,500,000 shares of Common Stock at an exercise price of $4.00 per share and (ii) if the Option I has not been exercised, 8,333,333 shares of Common Stock at an exercise price of $3.00 per share, with an exercise period of 24 months from the Closing; Option II is contingent on the occurrence of a Qualified Transaction (as that term is defined in the Option Agreement).

         NOW, THEREFORE, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, and intending to be legally bound, Purchaser and the Company hereby agree as follows:



                                   ARTICLE 1

                 ISSUANCE AND SALE OF COMMON STOCK; THE CLOSING

         1.1 ISSUANCE AND SALE OF COMMON STOCK. Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser agrees to purchase shares of Common Stock representing 9.9% of the issued and outstanding shares of Common Stock determined as of the Closing Date and giving effect to the issuance of any other shares of Common Stock to occur on the Closing Date including, without limitation, the conversion or exchange of all of the outstanding shares of Series C Preferred (as defined herein) as contemplated by Section 4.1.5 (the "Shares"). The parties contemplate that the Shares shall represent 7,822,422 shares of Common Stock. The purchase price for the Shares will be $2.19 per share in cash.

         1.2 THE CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article 4, unless the parties otherwise agree, the closing (the "Closing") shall occur on the fourth business day after (i) the expiration of the applicable waiting period under the Hart-Scott-Rodino

Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (ii) the Federal Communications Commission has (x) granted any required consent to the transactions contemplated by this Agreement (the "FCC Consents") or (y) issued special temporary authorizations to permit the Closing to occur prior to obtaining the FCC Consents. The "Closing Date" shall be the date the Closing occurs.

         1.3 TIME AND PLACE OF CLOSING. The Closing shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037 at 10:00 a.m., Washington, D.C. time, on the Closing Date or at such other place agreed to by the parties.

         1.4 TRANSACTIONS AT THE CLOSING. At the Closing, subject to the terms and conditions of this Agreement (a) the Company shall deliver to the Purchaser a certificate representing the Shares being purchased thereby against payment of the purchase price therefor by wire transfer to the Company's bank account; and
(b) the Purchaser and the Company shall execute and deliver (i) a Registration Rights Agreement in the form set forth in Exhibit A hereto (the "Registration Rights Agreement")and (ii) an Option Agreement in the form set forth in Exhibit B hereto.



                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date (unless another date or period of time is specifically stated herein for a representation or warranty), as follows:

             2.1.1 Authorization. The Purchaser has all requisite power and authority to enter into this Agreement and the other agreements contemplated hereby or referred to herein (the "Other Transaction Documents"). This Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies or principles.

             2.1.2 Purchase Entirely for Own Account. The Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account (or for accounts over which it exercises investment authority), not as a nominee or agent, and not with a view to the public resale or distribution of any part thereof in violation of any securities laws, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of any securities laws. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

             2.1.3 Interim Operations of Purchaser. The Purchaser has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and, except for obligations or liabilities incurred in connection with its organization and the transactions, agreements and arrangements contemplated by this Agreement, has engaged in no other business or activities, has incurred no other obligations or liabilities and has no material assets. The Purchaser has available to it sufficient funds to purchase the Shares at Closing.

             2.1.4 Restricted Securities. The Purchaser understands that the Shares have not been registered under the Securities Act of 1933 (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale except as set forth in the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser's control, and which (except as provided in the Registration Rights Agreement) the Company is under no obligation and may not be able to satisfy.

             2.1.5 Legends. The Purchaser understands that the certificates representing the Shares may bear one or all of the following legends:

             (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF IN VIOLATION OF APPLICABLE SECURITIES LAWS. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OTHER THAN PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

             (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

             2.1.6 Accredited Investor. The Purchaser is (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) is a sophisticated investor, experienced in investing in securities of emerging growth companies and acknowledges that the Purchaser is able to fend for itself, can bear the economic risk of its investment and has (either alone or together with its advisors) such knowledge and experience in financial or

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


business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

         2.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Purchaser, as of the date hereof and as of the Closing Date (unless another date or period of time is specifically stated herein for a representation or warranty), as follows:

             2.2.1 Corporate Organization. The Company and its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdiction of organization. Each of the Company and its subsidiaries has all requisite corporate power and authority to own and operate its respective business as it is currently is being conducted and to own and lease the properties and assets owned or leased by it. Each of the Company and its subsidiaries is licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its respective business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had and could not reasonably be expected to have a Material Adverse Effect (as defined in Annex
I). The Company has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and perform its obligations hereunder and thereunder.

             2.2.2 Authorization and Validity of Agreement. The execution, delivery and performance by the Company of this Agreement, the Other Transaction Documents and any other certificates, documents and instruments contemplated hereby or referred to herein, and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company. The purchase and sale of the Shares and the granting of the Option Agreement as contemplated herein have been approved by the Company's Board of Directors. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution, and delivery hereof by Purchaser, is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as and to the extent such enforceability may be subject to bankruptcy or similar laws affecting creditors rights and general equitable principles.

             2.2.3 No Conflicts. The execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby, and the fulfillment by the Company of the terms hereof will not:

             (a) conflict with, or result in a breach or violation of, the provisions of the certificate of incorporation or bylaws of the Company;

             (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under, or require notice under, any material document, material agreement or other material instrument to which the Company is a party or by which the Company is bound (the "Company Third Party Contracts") or, require any third party consent, waiver or approval in order that any Company Third Party Contract remain in effect without material modification after the Closing Date and without giving rise to any right to termination, cancellation, acceleration or loss of any material right or benefit;

             (c) result in the creation or imposition of any charge, claim, judgment, lease, liability, mortgage, lien, pledge, restriction, security interest, tax lien, or encumbrance on the Company's assets or properties pursuant to any Applicable Law; or

             (d) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company is subject or bound.

             2.2.4 Capital Stock of the Company. The authorized capital stock of the Company consists solely of 200,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). As of January 26, 2000, 42,103,017 shares of Common Stock were issued and outstanding. As of January 26, 2000, 249,895 shares of Preferred Stock were issued and outstanding, of which 239,517 shares were issued and outstanding shares of Series A Convertible Preferred Stock ("Series A Preferred"), par value $.01 per share, and of which 10,378 shares were issued and outstanding shares of Series C Convertible Preferred Stock, par value $.01 per share ("Series C Preferred"). All of the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 2.2.4, there are (i) no outstanding options, warrants or other rights (whether or not contingent) to subscribe for or purchase or otherwise acquire any issued or unissued shares of capital stock (or securities directly or indirectly convertible into or exchangeable or exercisable for shares of capital stock) of the Company, (ii) no restrictions upon, or agreements or understandings of the Company or any subsidiary, or to the knowledge of the Company, or understandings of any other person, with respect to, the voting or transfer of any shares of capital stock of the Company or any subsidiary and
(iii) no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. Company is the sole beneficial owner of all the issued and outstanding capital stock of its subsidiaries.

             2.2.5 Financial Statements and Reports. Since January 1, 1997, the Company has filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act and the Exchange Act (the "SEC Filings"). The SEC Filings were prepared and filed in accordance with the rules and regulations of the SEC. As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company (including any related notes or schedules) included in the SEC Filings were prepared in accordance with generally accepted accounting principles in the United States, as in effect from time to time applied on a consistent basis ("GAAP") (except as otherwise noted in such financial statements) and present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates thereof and for the periods indicated, subject, in the case of interim financial statements, to normal year end audit adjustments. Except as set forth or reflected in the SEC Filings filed subsequent to July 1, 1999 or in Schedule 2.2.5, the Company does not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent, or otherwise) that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

             2.2.6 Litigation. Schedule 2.2.6 sets forth, as of November 3, 1999, each claim, action, suit, proceeding or investigation pending against the Company or any of its subsidiaries by or before any Governmental Authority and each outstanding order, writ, injunction or decree to which the Company or any subsidiary is subject. There is no claim, action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against or affecting the Company, its properties, assets or business, that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby or thereby, or that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect or that seeks to materially alter or materially delay the transactions contemplated hereby.

             2.2.7 Validity of Securities. At Closing, the Shares to be issued to Purchaser will be duly and validly authorized and issued, fully paid and nonassessable, free and clear of any preemptive rights or Liens. Based in part on the representations of the Purchaser in Section 2.1, the issuance and sale of the Shares pursuant to this agreement is exempt from registration under the Securities Act and does not otherwise violate Applicable Law

             2.2.8 Absence of Material Adverse Change. Since September 30, 1999 to February 2, 2000, there has not been a Material Adverse Change with respect to the Company.

             2.2.9 Government Approvals. Except for (i) the filings by the Company or Purchaser, if any, required by the HSR Act, (ii) the obtaining of the FCC Consents, if any, required by the FCC, and (iii) applicable filings, if any, required by applicable federal and state securities laws, in each case, which shall be made (or are not required to be made) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement, or for the execution, delivery and performance by the Company of the Other Transaction Documents, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby. "Governmental Authority" means (i) any foreign, federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any national stock exchange or SEC recognized trading market on which securities issued by the Company or any of the subsidiaries are listed or quoted.

             2.2.10 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in any document, certificate or schedule delivered or to be delivered by or on behalf of the Company pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it as or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

             2.2.11 Permit and Licenses. The Company and its subsidiaries have obtained all governmental permits, licenses, franchises and authorizations required for the Company and its subsidiaries to conduct their respective businesses as currently conducted, except for those of which the failure to obtain would not have a Material Adverse Effect with respect to the Company.

             2.2.12 Intellectual Property, etc. The Company owns or is licensed or otherwise has the right to use, without payment to any other Person all patents, patent applications, trademarks, mask works, service marks and copyrights ("Intellectual Property") used in or necessary for the Company's business, as presently conducted and as proposed to be conducted. The Company's ownership and/or use of Intellectual Property in its business, as presently conducted, does not conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or result in any loss of a material benefit under or the creation of any Lien in or upon any of the properties or assets of the Company under, any contract between the Company and any Person or any other intellectual property rights of any other Person, except for any such conflict, violation, default, right of termination, cancellation, acceleration, loss of material benefit or creation of any Lien which would not have a Material Advise Effect with respect to the Company. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would infringe upon the intellectual property rights of any other Person. The Company is not aware of any infringements or misappropriation by others of any of its Intellectual Property.

                                   ARTICLE 3

                                    COVENANTS

         3.1 ANTITRUST LAWS. The parties will file as soon as practicable all filings that are required under the HSR Act, respond as soon as practicable to all inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation, respond as soon as practicable to all inquiries received from any other government agency in connection with antitrust matters, and seek early termination of any waiting period under the HSR Act.

         3.2 LISTING OF ADDITIONAL SHARES. The Company will file with the
Nasdaq Small Cap Market a Notification Form for Listing of Additional Shares for an amount of shares of Common Stock equal to at least the amount of the Shares and the amount of shares of Common Stock initially subject to the Option Agreement and will use its reasonable best efforts to ensure that the Shares are encompassed within its listing on the Nasdaq Small Cap Market.

         3.3 OPERATION OF BUSINESS. From the date hereof until the Closing Date, except as set forth in Schedule 3.3, the Company shall, and shall cause each of its subsidiaries to:

                          (i) operate its business in all material respects in
             the ordinary course and in compliance with Applicable Laws;

                          (ii) not adopt any amendment to its charter or bylaws
             or comparable organizational documents;

                          (iii) not split, combine or reclassify any shares of
             the Company's capital stock;

                          (iv) not declare or pay any dividend or distribution
             (whether in cash, stock or property) in respect of its capital stock or increase the number of shares subject to the Company's stock incentive and option plan;

                          (v) not take any action, or knowingly omit to take any
             action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the Company set forth in Article 2 becoming untrue or (B) any of the conditions or the obligations set forth in Section 4.1 and Section 4.3 not being satisfied; or

                          (vi) enter into any agreement or commitment to do any
             of the foregoing.

         3.4 ACCESS TO BOOKS AND RECORDS. The Company shall afford to the Purchaser and the Purchaser's accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Section 5.1) to all its properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall, upon request, furnish promptly to the Purchaser (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the Purchaser may reasonably request, provided that no investigation or receipt of information pursuant to this
Section 3.4 shall affect any representation or warranty of the Company or the conditions to the obligations of the Purchaser.

         3.5 AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS. The Company and Purchaser shall (a) subject to the satisfaction of the conditions set forth in Section 4.1, Section 4.2 and Section 4.3, execute and deliver the Other Transaction Documents and such other documents, certificates, agreements and other writings and (b) take such other actions, in each case, as may be necessary or reasonably requested by any of the other party in order to consummate or implement the issuance of the Shares in accordance with the terms of this Agreement.

         3.6 COMPLIANCE WITH CONDITIONS; REASONABLE BEST EFFORTS. The
Company and Purchaser shall use reasonable best efforts to cause all conditions precedent to the obligations of the Company and the Purchaser to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company and Purchaser will use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate the transaction contemplated herein and make effective in the most expeditious manner practicable the issuance of the Shares in accordance with the terms of this Agreement.

         3.7 PERIODIC INFORMATION. For so long as the Shares are outstanding the Company shall file all reports required to be filed by the Company under
Section 13 and 15(d) of the

Exchange Act and shall provide the holders of the Shares and prospective purchasers of such shares with the information specified in Rule 144A(d) under the Securities Act.

         3.8 LEGENDS. After the requirement for the restrictive legend described in Section 2.1.5 hereof is no longer applicable because the Shares are freely transferable under the Securities Act, the Company shall remove such legend upon request from the holder of such Shares, if outside counsel for such holder reasonably determines that the transfer of such Shares is no longer restricted by the Securities Act and outside counsel for the Company reasonably concurs in such determination.

         3.9 OTHER LIMITATIONS ON PURCHASER. For a period of 24 months after the Closing Date, The Purchaser agrees that, unless it is specifically invited in writing to do so by the Company, it will not, and will cause each person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Purchaser ("Affiliates") not to, directly or indirectly:

             (a) in any way acquire or agree to acquire beneficial ownership of any securities or any direct or indirect rights or options to acquire beneficial ownership of any securities of the Company, including upon exercise of any options, warrants or convertible securities, if as a result of such acquisition, Purchaser and its Affiliates would be the beneficial owner, within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of more than 15% of the then outstanding Common Stock; provided, that not withstanding the foregoing, the shares of Common Stock issuable under, or purchased pursuant to, the Option Agreement shall not be considered in determining such 15% ownership limit.

             (b) form, join or in any way participate in a "group" (within the meaning of Section 13(d) (3) of the Exchange Act), for the purpose of making any proposal for the acquisition of securities of the Company or for or with respect to any merger, consolidation or business combination involving the Company or its affiliates or for or with respect to any purchase of a substantial portion of the assets of the Company or its affiliates, whether or not any parties other than such Purchaser and its affiliates are involved and whether or not such proposal might require the making of a public announcement by the Company;

             (c) make, or in any way participate in, any "solicitation" of "proxies" to vote any securities of the Company or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act), as such Regulation is currently in effect, provided that nothing herein restricts the ability of the Purchasers to vote proxies distributed by the Company;

             (d) propose any matter for submission to a vote of shareholders of the Company;

             (e) grant any proxy with respect to any securities of the Company to any Person not approved by the Company;

             (f) deposit any voting securities of the Company in a voting trust or subject any such securities to any arrangement or agreement with respect to the voting of such securities or other agreement having similar effect;

             (g) take any action which would be reasonably likely to require the Company to make a public announcement regarding any of the matters specified in clauses (a)-(g) of this Section 3.9;

             (h) seek to influence or influence the management or policies of the Company for the purposes set forth in clause (b) above; provided, however, that this clause (h) shall not prohibit any representative of Purchaser or its Affiliates on the Company's Board of Directors from taking action and serving in his or her capacity as a director of the Company in a manner consistent with his or her fiduciary and other duties as a director; or

             (i) disclose publicly any intention, plan or arrangement inconsistent with the foregoing.

        3.10 BOARD REPRESENTATIVE. On the first Business Day following the Closing Date, the Company's Chief Executive Officer shall recommend to the Company's Nominating and Governance Committee that the Company's Board of Directors elect Michael Levitt to the Company's Board of Directors effective as of the Closing Date, to serve in a class to be determined. If, at the end of the term of that class, Purchaser beneficially owns (which ownership shall include shares issuable under Option I, but shall exclude shares issuable under Option
II) at least 5% of the actually issued and outstanding shares of Common Stock, such individual or another senior executive of Purchaser reasonably acceptable to the Company will be nominated for another three-year term.

       3.11 RIGHTS PLAN. At no time shall the Company adopt any "rights plan or agreement" that would prevent, discourage or hinder Purchaser or its Affiliates from acquiring beneficial ownership of any securities of the Company as permitted by Section 3.9(a).

       3.12 INCISCENT, INC. In connection with the proposed transaction involving the formation of a new corporation ("Inciscent") and the investment therein by the Company, the Purchaser or an Affiliate thereof and other third parties, as such is contemplated by that certain "Summary of Terms" dated February 2, 2000, the Company shall (a) afford the Purchaser or an Affiliate thereof an opportunity to: (i) purchase shares of a proposed convertible "Series A Preferred Stock" of Inciscent for $750,000 on terms substantially similar to those set forth in the Summary of Terms, with such Series A Preferred Stock representing on an "as converted basis" not less than 4.17% of the outstanding shares of Common Stock of Inciscent (calculated without consideration to a proposed "Employee Stock Plan" for not more than 8% of the outstanding shares of Inciscent's Common Stock calculated as if such Series A Preferred Stock has been fully converted) and (ii) receive registration rights with respect to the shares of Inciscent common stock issuable, or issued, upon the conversion of such Series A Preferred Stock, with such registration rights providing for (x) no less than two demand registrations, one of which shall (A) only be exercisable at the requests of holders that (1) collectively own at least 8% of the initial registrable securities and (2) individually initially acquired no more than 10% of the initial registrable securities and (B) provide that only holders described in clause (2) may participate in,

(y) unlimited number of piggyback registrations and (z) otherwise, terms substantially similar to those previously discussed between the parties hereto, and (b) cause any such proposed transaction to result in Inciscent having at least a $30,000,000 equity capitalization in the form of contributed cash (or debt) and services.

       3.13 DEMAND REQUESTS. Without the prior written consent of Purchaser, the Company shall not grant any contractual rights for any demand registration under the Securities Act involving an underwritten offering with respect to the shares of Common Stock purchased by PSINet Inc. and Aether Systems, Inc. pursuant to those certain Common Stock Purchase Agreements, dated of even date herewith, between the Company and PSINet Inc. and the Company and Aether Systems, Inc., respectively.

       3.14 FCC APPLICATIONS. In connection with the transactions contemplated by this Agreement, Company shall prepare, file and prosecute all applications necessary to obtain the FCC Consents. Purchaser shall cooperate with Company in the preparation, filing, and prosecution of any such applications.



                                   ARTICLE 4

                              CONDITIONS PRECEDENT

       4.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES. The respective obligations of Purchaser, on the one hand, and the Company, on the other, to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

             4.1.1 No Injunction, Etc. No preliminary or permanent injunction or other order shall have been issued by any federal or state court of competent jurisdiction in the United States or by any Governmental Authority and no statute, rule, regulation or executive order shall have been promulgated or enacted by any Governmental Authority which restrains, enjoins or otherwise prohibits in any material respects the transactions contemplated hereby.

             4.1.2 HSR Act. Any waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired.

             4.1.3 Registration Rights Agreement. The other party shall have tendered its execution and delivery of the Registration Rights Agreement in the form set forth in Exhibit A.

             4.1.4 Option Agreement. The other party shall have tendered its execution and delivery of the Option Agreement in the form set forth in Exhibit B.

             4.1.5 Exchange of Series C Preferred. All of the issued and outstanding shares of Series C Preferred shall have been converted into or exchanged for no more than 13,250,000 shares of Common Stock in the aggregate.

             4.1.6 FCC Approval. If required, the FCC Consents and all other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by the FCC necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained. The FCC Consents shall be in a form and substance typical of consents customarily issued in transactions of this nature; provided, that this condition shall be satisfied if the Company obtains special temporary authority from the FCC to permit the Closing to occur prior to obtaining the FCC Consents.

         4.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. In addition to the conditions set forth in Section 4.1, the obligations of the Company to consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the additional conditions set forth below:

             4.2.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement (i) shall have been true and correct when made and (ii) shall be (A) in the case of representations and warranties that are qualified as to materiality or material adverse effect, true and correct and (B) in all other cases, true and correct in all material respects, in the case of the clauses (A) and (B), as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

             4.2.2 Performance of Agreements. Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement, to be performed or complied with by it prior to or at the Closing Date.

             4.2.3 Certificates. The Company shall have received a certificate from Purchaser, dated the Closing Date, signed an authorized signatory of Purchaser, in his capacity as an officer of Purchaser, to the effect that, to the best of his knowledge, information and belief, the conditions specified in
Section 4.2.1 and Section 4.2.2 have been satisfied.

        4.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER. In addition to the conditions set forth in Section 4.1, the obligations of Purchaser to consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the additional conditions set forth below:

             4.3.1 Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct when made and (ii) shall be (A) in the case of representations and warranties that are qualified as to materiality or material adverse effect, true and correct and (B) in all other cases, true and correct in all material respects, in the case of the clauses (A) and (B), as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

             4.3.2 Performance of Agreements. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement, to be performed or complied with by it prior to or at the Closing Date.

             4.3.3 Certificates. Purchaser shall have received a certificate from the Company, dated the Closing Date, signed by the President or any authorized Vice President of the Company, in his capacity as an officer of the Company, to the effect that, to the best of his knowledge, information and belief, the conditions specified in Section 4.3.1 and Section 4.3.2 have been satisfied.

             4.3.4 Opinion of Counsel for the Company. Purchaser shall have received a satisfactory opinion of the Company's counsel dated the Closing Date as to matters set forth in Sections 2.2.1, 2.2.2, 2.2.3, 2.2.4, 2.2.7 and 2.2.9
in a form agreed to by the parties.

             4.3.5 No Material Adverse Change. Since the date of this Agreement, no Material Adverse Change shall have occurred or exist with respect to the Company.

             4.3.6 Other Deliveries. The Company shall have delivered to Purchaser at the Closing the following:

             (a) a certificate of incumbency for the officers executing the documents on behalf of the Company;

             (b) a certified copy of the resolutions duly adopted by the directors of the Company and signed by the Secretary or Assistant Secretary authorizing the transactions contemplated by this Agreement;

             (c) a certificate of the Secretary or Assistant Secretary certifying that the resolutions referred to in Section 4.3.7(b) have not been rescinded, modified or withdrawn and that such resolutions are in full force and effect as of the Closing Date; and

             (d) such further certificates and documents evidencing the consummation by the Company of the transactions contemplated hereby as Purchaser shall reasonably request.

             4.3.7 Other Stock Purchase Agreements. Contemporaneously with the Closing, the Company shall have issued and sold at least 7,822,442 shares of Common Stock to PSINet Inc. and at least 7,766,769 shares of Common Stock to Aether Systems, Inc. at a purchase price of at least $2.19 per share and otherwise in accordance with the terms of the Common Stock Purchase Agreements of even date hereof, respectively, between the Company and PSINet Inc. and the Company and Aether Systems, Inc.

         4.4 WAIVER OF CONDITIONS. Each of the parties, in its discretion, may waive, in whole or in part, at or prior to the Closing Date, the failure of satisfaction of any of the conditions precedent to its obligations set forth herein. No such waiver by either of the parties shall be effective unless made in writing.

                                   ARTICLE 5

                                 INDEMNIFICATION

         5.1 SURVIVAL OF REPRESENTATIONS, ETC. All statements contained in any schedule or in any certificate delivered by or on behalf of a party pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such party hereunder. The representations and warranties of the parties contained herein shall survive the Closing Date for a period of one year from the Closing Date. Each covenant and agreement contained in this Agreement shall survive in accordance with the specific terms thereof.

         5.2 INDEMNIFICATION BY COMPANY. Subject to Section 5.4, Company shall indemnify Purchaser and its Affiliates and their respective officers, directors, managers, partners, employees, financial advisors, attorneys, accountants, agents and affiliates ("Representatives") (Purchaser, its Affiliates, and its Representatives collectively, the "Purchaser Indemnified Parties") against, and hold each Purchaser Indemnified Party harmless from, any damage, claim, loss, cost, liability or expense, including interest, penalties, reasonable attorneys' fees and said party's expenses of investigation, response action or remedial action (collectively "Damages"), incident to, arising out of, in connection with or related to, whether directly or indirectly, any of the following:

             5.2.1 The breach of any representation or warranty of Company that is identified by Purchaser with reasonable specificity in writing provided to Company prior to termination of the representation and warranty pursuant to
Section 5.1.

             5.2.2 Any breach by Company of any of its covenants or agreements set forth in this Agreement that is identified by Purchaser with reasonable specificity in written notice provided to Company (i) in the case of a covenant or agreement required to be performed prior to the Closing, within six months after the Closing Date, and (ii) in the case of any other covenant or agreement, within six months following the time when such covenant or agreement was required to be performed.

         5.3 INDEMNIFICATION BY PURCHASER. Subject to Section 5.4, Purchaser shall indemnify Company and its Affiliates and their respective Representatives (the "Company Indemnified Parties") against, and hold the Company Indemnified Party harmless from, any Damages incident to, arising out of, in connection with or related to, whether directly or indirectly, any of the following:

             5.3.1 The breach of any representation or warranty of Purchaser that is identified by Seller with reasonable specificity in a written notice provided to Seller prior to termination of the representation and warranty pursuant to Section 5.1.

             5.3.2 Any breach by Purchaser of any of its covenants or agreements set forth in this Agreement that is identified by Seller with reasonable specificity in a written notice provided to Purchaser (i) in the case of a covenant or agreement required to be performed prior to the Closing, within six months after the Closing Date, and (ii) in the case of any other covenant or agreement, within six months following the time when such covenant or agreement was required to be performed.

         5.4 LIMITATIONS ON LIABILITY. The total amount of Company's and Purchaser's indemnification liability to the Purchaser Indemnified Parties under
Section 5.2 and Purchaser's indemnification liability to the Company Indemnified Parties under Section 5.3 respectively for all breaches of a party's representations, warranties, covenants and agreements contained in this Agreement shall in each case be limited to an amount equal to the sum of (a) purchase price for the Shares hereunder plus (b) the reasonable attorneys' fees and other expenses of the prevailing party..

         5.5 CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification under Article 5, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the indemnifying party.

         5.6 DEFENSE BY INDEMNIFYING PARTY. In connection with any claim giving rise to a right of indemnification under Article 5 resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not timely assume the defense of any such claim or litigation resulting therefrom, (a) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation with the written consent of the indemnifying party, and (b) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

                                   ARTICLE 6

                             TERMINATION AND DEFAULT

         6.1 GENERAL. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, as set forth below:

             6.1.1 Mutual Consent. This Agreement may be terminated by the mutual consent of the parties.

             6.1.2 Order or Decree. This Agreement may be terminated by Purchaser or the Company if any Governmental Authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting in any material respects the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

             6.1.3 Outside Date. This Agreement may be terminated by either party (a) if the Closing shall not have occurred by July 1, 2000 (the "Outside Date") or (b) if one or more conditions to such party's obligation to consummate the transactions contemplated hereby cannot be satisfied by the Outside Date; provided, however, that no party may exercise its rights under this Section
6.1.3 if such party is in material breach or default under this Agreement.

             6.1.4 No Material Adverse Change. This Agreement may be terminated by the Purchaser if an event described in Section 4.3.5 shall have occurred.

             6.1.5 Breach. This Agreement may be terminated by either party if the other party shall have breached any of its material representations or warranties or obligations under this Agreement.

         6.2 PROCEDURE UPON TERMINATION. In the event of the termination of this Agreement, written notice thereof shall promptly be given to the other party hereto and this Agreement shall terminate, all further obligations of the parties hereunder to satisfy the conditions precedent to the Closing shall terminate, and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto. The provisions of Articles 6 and 7 of this Agreement shall survive any termination.

         6.3 EFFECT OF TERMINATION. Nothing in this Article 6 shall relieve any party hereto of any liability for intentional or willful breach of this Agreement, including willful failure to fulfill a condition or to perform a covenant. The parties shall have no liability for termination of this Agreement for any reason other than an intentional or willful breach of this Agreement.

                                   ARTICLE 7

                                  MISCELLANEOUS

         7.1 BROKERS. The transactions contemplated hereby have been and shall be carried on by parties in such manner as not to give rise to any valid claims against the parties for a brokerage commission, finder's fee or other like payment, except as disclosed in Schedule 7.1. Each party agrees to indemnify and hold the other harmless from and against any claims for brokerage commissions or finder's fees insofar as such claims shall be alleged to be based upon arrangements or agreements made by the indemnifying party or on its behalf. Such indemnity shall include the cost of reasonable counsel fees in connection with the defense of any such claims.

         7.2 NOTICES. Except as otherwise provided, all notices which are permitted or required under this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) if by fax upon transmission with confirmation of receipt by the receiving party's facsimile terminal, (c) if sent by documented overnight delivery service on the date delivered or (d) if sent by mail, five (5) business days after being mailed by registered or certified mail, postage prepaid, addressed as follows, or to such other person or address as may be designated by notice to the other party:

             If to the Company, to:

             Metrocall, Inc.
             6677 Richmond Highway
             Alexandria, Virginia  22306
             Attn: Vincent D. Kelly, Chief Financial Officer and Treasurer Fax Number: (703) 768-9625
              with a copy (which shall not constitute notice) to:

              Wilmer, Cutler & Pickering
              2445 M Street, NW
              Washington, DC  20037-1420
              Attn:  Thomas W. White
              Fax Number:  (202) 663-6363


              If to Purchaser, to:

              HMTF Bridge MC I, LLC
              c/o Hicks, Muse, Tate & Furst Incorporated
              1325 Avenue of the Americas
              25th Floor
              New York, NY  10019
              Attn:  Michael Levitt
              Telephone:  (212) 424-1400
              Fax Number: (212) 424-1450

              With a copy (which shall not constitute notice) to:

              Vinson & Elkins, L.L.P.
              1325 Avenue of the Americas
              17th Floor
              New York, NY  10019
              Attn:  Eric S. Shube
              Telephone:  (917) 206-8005
              Fax Number:  (917) 206-8100

          7.3 FEES AND EXPENSES. Upon request the Company shall promptly reimburse Purchaser for all of the filing fee relating to any filing required by it, (i) in accordance with the HSR Act and (ii) in connection with obtaining the FCC Consents. All other expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement shall be paid by the party incurring such expenses; provided, however, that if this Agreement is terminated by the Purchaser for any reason other than Purchaser's breach of this Agreement, then (without limiting the Purchaser's right to recover damages pursuant to Section 6.3) the Company shall reimburse the Purchaser for the Purchaser's reasonable out of pocket expenses incurred in connection with this Agreement.

          7.4 ASSIGNMENT. This Agreement and the transactions contemplated hereby may not be assigned or otherwise transferred, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party, except that the Purchaser may assign its rights hereunder, in whole or in part, to an Affiliate.

         7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered, shall be an original instrument, but such counterparts together shall constitute a single agreement.

         7.6 ENTIRE AGREEMENT. This Agreement, including all Exhibits hereto, and all certificates and documents executed and delivered in connection with this Agreement, when executed and delivered, shall constitute the entire agreement of the parties, superseding and extinguishing all prior agreements and understandings, representations and warranties, relating to the subject matter hereof.

         7.7 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by the substantive laws of the State of Delaware applicable to contracts made and to be performed therein, without reference to the principles of conflicts of laws.

         7.8 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         7.9 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, provided that such invalidity or unenforceability does not deny any party the material benefits of the transactions for which it has bargained, such invalidity or unenforceability shall not affect in any way the remaining provisions hereof.

         7.10 MODIFICATION AND AMENDMENT. This Agreement may not be modified or amended except by written agreement specifically referring to this Agreement and signed by the parties hereto.

         7.11 WAIVER. No waiver of a breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         7.12 PARTIES OBLIGATED AND BENEFITED. Subject to the limitations set forth below, this Agreement will be binding upon the parties hereto and their respective assignees and successors in interest and will inure solely to the benefit of such parties and their respective assigns and successors in interest, and no other person will be entitled to any of the benefits conferred by this Agreement, except as set forth in Article 5 (Indemnification).

         7.13 ACTIONS. Each party will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, (without incurring any obligation to pay money) such further assignments, certificates, instruments, records or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

         7.14 TERMS. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The words

"include" and "exclude" and derivatives of those words are used in this Agreement in an illustrative sense rather than limiting sense.

         7.15 SPECIFIC PERFORMANCE. The Company hereby acknowledges and agrees that the failure of the Company to perform its obligations under this Agreement and the other Transaction Documents in accordance with their specific terms or to otherwise comply with such obligations will cause irreparable injury to Purchaser for which damages, even if available, will not be an adequate remedy. Accordingly, the Company hereby consents to the issuance of injunctive to prevent breaches, and to the granting by any such court of the remedy of specific performance of the terms and provisions of this Agreement and the Other Transaction Documents.

         7.16 NO PURCHASER AFFILIATE LIABILITY. Each of the following is herein referred to as a "Purchaser Affiliate:" (a) any direct or indirect holder of any equity interests or securities of the Purchaser (whether such holder is a limited or general partner, member, stockholder or otherwise), (b) any Affiliate of Purchaser, or (c) any director, officer, employee, representative or agent of
(i) Purchaser, (ii) any Affiliate of Purchaser or (iii) any such holder of equity interests or securities referred to in clause (a) above. No Purchaser Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or any of the Other Transaction Documents or the transactions contemplated hereby or thereby (whether or not such Purchaser Affiliate has called or received capital for contribution to Purchaser), and the Company hereby waives and releases all claims related to any such liability or obligation.

                           [Execution Page Following]

             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives, officers or agents on the date first written above.



                                            HMTF BRIDGE MC I, LLC


                                            By: ________________________________


                                            Its: _______________________________


                                            METROCALL, INC.


                                            By: ________________________________

                                            Its: _______________________________

                                     ANNEX I

                                   DEFINITIONS



"Applicable Laws" means all laws, rules, regulations, writs, injunctions, decrees, and orders (including any award, decision, judgment, injunction, ruling, subpoena, or verdict entered, issued, made, or tendered by any court, administrative agency, or other Governmental Authority or by an arbitrator) applicable to the Company or the Purchaser, as applicable, or to the ownership or operation of its respective business, assets or property.

"Material Adverse Change" means, with respect to a Person, any effect, result, occurrence, event, fact, set of facts or change (whether or not (a) within or without the control of such Person, (b) foreseeable or known as of the date of this Agreement by any party to this Agreement or any of their advisors, (c) covered by insurance, (d) resulting from acts or omissions of such Person, (e) occurring within the ordinary course of business of such Person, (f) constituting a breach of a representation or warranty of such Person, or (g) such effect, result, occurrence, event, fact, set of facts or change has, at the time in question, manifested itself in such Person's historical financial statements or elsewhere) that, individually or in the aggregate with any other such effect, result, occurrence, event, fact, set of facts or change during the period or at the time in question, (1) has been materially adverse to the actual (or could be reasonably be expected to be materially adverse to the near-term or long-term projected) business, operations, assets, condition (financial or otherwise), liabilities (contingent or otherwise), results of operations (including, but not limited to, revenues, net income, EBITDA or Free Cash Flow), or prospects of that Person individually or of that Person and its Subsidiaries taken as a whole, or (2) has been or could reasonably be expected to be materially adverse to the ability of that Person to perform on a timely basis any material obligation under this Agreement or any other Transaction Document or to consummate the transactions contemplated hereby or thereby. "Material Adverse Change" shall also include any change or proposed change in any law, rule, regulation or order or new interpretations of any existing law, rule, regulation or order of any Governmental Authority that adversely affects or could reasonably be expected to adversely affect the Purchaser's rights under this Agreement or any Other Transaction Document or the value or marketability of the Shares. "Material Adverse Change" shall be broadly construed, and no effect, result, occurrence, event, fact, set of facts or change shall be excluded from the definition of "Material Adverse Change" unless specifically identified as being so excluded.

"Material Adverse Effect" means, with respect to a Person, any effect, result or occurrence (whether or not (a) within or without the control of such Person, (b) foreseeable or known as of the date of this Agreement by any party to this Agreement or any of their advisors, (c) covered by insurance, (d) resulting from acts or omissions of such Person, (e) occurring within the ordinary course of business of such Person, or (f) such effect, result or occurrence has, at the time in question, manifested itself in such Person's historical financial statements or elsewhere) that, individually or in the aggregate with any other such effect, result or occurrence, (1) is materially adverse to the business, operations, assets, condition (financial or otherwise), liabilities (contingent or otherwise), results of operations (including, but not limited to, revenues, net income, EBITDA or Free Cash Flow), or prospects of that Person individually or that Person and its Subsidiaries taken as a whole, or (2) that is materially adverse to the ability of that Person to perform on a timely basis any material obligation under this Agreement or any other Transaction Document or to consummate the transactions contemplated hereby or thereby. "Material Adverse Effect" shall be broadly construed, and no effect, result or occurrence should be excluded from the definition of "Material Adverse Effect" unless specifically identified as being so excluded.

"EBITDA" means gross revenue (other than extraordinary gains or losses from the sale of assets) less operating expenses (including direct or indirect expenses and corporate overhead expenses, but excluding depreciation and amortization).

"Free Cash Flow" means EBITDA minus the sum of the following: (a) cash expenditures that are required to be capitalized in accordance with GAAP, (b) cash interest expense, net cash interest income, plus cash dividends on preferred stock, (c) local, state and federal corporate income and other taxes accrued in accordance with GAAP, and (d) the amount of any increase in working capital determined in accordance with GAAP (with working capital being comprised of current assets minus current liabilities, except the current portion of long-term debt), with any change in working capital being determined based upon a comparison with the balance sheet at the beginning of the fiscal period being analyzed. In addition, for purposes of determining Free Cash Flow, EBITDA shall be increased by the amount of any decrease in working capital determined in accordance with the preceding clause (d).

"Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association, or unincorporated organization, or any other form of business or professional entity.

                                    EXHIBIT A



                          REGISTRATION RIGHTS AGREEMENT

                                 (See Attached)

                                                                       EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is made as of [Closing Date], 2000, by and among Metrocall, Inc., a Delaware corporation, (the "Company") and HMTF Bridge MC I, LLC a Delaware limited liability company (the "Purchaser").

                  WHEREAS, the Company and the Purchaser entered into a Common Stock Purchase Agreement dated as of February 2, 2000 (the "Purchase Agreement");

                  WHEREAS, it is a condition precedent to the closing of the transactions contemplated in the Purchase Agreement that the parties hereto execute and deliver this Agreement;

                  NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement and intending to be legally bound, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  Definitions

SECTION 1.01. Definitions. Terms defined in the Purchase Agreement are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

                  "Affiliates" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, including a "Purchaser Affiliate" (as defined in the Purchase Agreement). For the purposes of this definition and the definition of Purchaser Affiliate, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Company's common stock, par value $.01 per share, and any other securities issued by the Company as a dividend or other distribution with respect to, or in exchange for or in replacement of such common stock.

                  "Demand Registration" means a registration under the Securities Act requested in accordance with Section 2.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Holder" means a person who owns Registrable Securities and is either (a) the Purchaser or (b) a direct or an indirect transferee of the Purchaser.

                  "Option Agreement" means the Option Agreement dated [Closing Date], 2000 by and between the Company and the Purchaser.

                  "Option I" means the option granted at an initial exercise price of $3.00 per share by the Company to the Purchaser under Section 1 of the Option Agreement.

                  "Option II" means the option granted at an initial exercise price of $4.00 per share by the Company to the Purchaser under Section 2 of the Option Agreement.

                  "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

                  "Piggyback Registration" has the meaning set forth in Section 2.02.

                  "Registrable Common Stock" means the shares of Common Stock purchased by the Purchaser pursuant to the Purchase Agreement, the shares of Common Stock issued or issuable upon the exercise by the Purchaser of Option I or Option II, any additional securities issued by the Company in respect thereof in connection with any stock split, stock dividend or similar event with respect to the Common Stock, plus any other shares of Common Stock or such other securities held by any Holder.

                  "Registrable Securities" means (a) the Registrable Common Stock and (b) any securities of the Company or any successor entity into which Registrable Common Stock may hereafter be converted or changed. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) such securities shall have been transferred pursuant to Rule 144, or (iii) such securities shall have ceased to be outstanding.

                  "Requesting Holders" means the Holders requesting a Demand Registration, and shall include parties deemed "Requesting Holders" pursuant to Sections 2.01(a)(v)-(vii).

                  "Rule 144" means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended or any similar Federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Selling Holder" means any Holder who is selling Registrable Securities pursuant to a public offering registered hereunder.

                  "Shelf Registration" has the meaning set forth in Section
2.03.

                  "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

SECTION 1.02. Internal References. Unless the context indicates other wise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement.

                                   ARTICLE II
                               Registration Rights

SECTION 2.01. Demand Registration. (a)(i) Holders ("Requesting Holders") of a majority of the Registrable Securities held by the Holders may make up to two written requests for a Demand Registration of all or any part of the Registrable Securities held by such Holders; provided, that (A) the Holders shall not be entitled to the second Demand Registration until the Purchaser (or its permitted successors or assigns) has exercised in full the option granted with an initial exercise price per share of the Dollars ($3.00) pursuant to Section 1 or Section 2, as applicable, of Option Agreement and (B) the Holders shall not be entitled to a Demand Registration if, during the 120 days preceding such request, either the Holders had requested a Demand Registration (unless such Demand Registration was preempted pursuant to Section 2.01(e)), or the Holders were given the opportunity to participate in a Piggyback Registration (providing for a "firm commitment" underwritten offering) in accordance with Section 2.02 and either
(1) failed to notify the Company of a desire to participate in such Piggyback Registration or (2) notified the Company of a desire to participate in such Piggyback Registration and were able to sell in such Piggyback Registration at least 65% of the Registrable Securities requested by the Holders to be included in such Piggyback Registration.

                  (ii) Any request for a Demand Registration will specify the aggregate number of shares of Registrable Securities proposed to be sold by the Requesting Holders and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective. Should a Demand Registration not become effective due to the failure of a Holder to perform its obligations under this Agreement or the inability of the Requesting Holders to reach agreement with the Underwriters for the proposed pricing or other customary terms for such transaction, or in the event the Requesting Holders withdraw (after the required form of registration statement has been initially filed with the Commission) the Demand Registration (in each of the foregoing cases, provided that at such time the Company is in compliance in all material respects with its obligations under this Agreement), then, subject to Section 2.01(b), such Demand Registration shall be deemed to have been effected (provided that (i) if, the Demand Registration does not become effective because a material adverse change has occurred, or is reasonably likely to occur, in the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries taken as a whole subsequent to the date of the written request made by the Requesting Holders or (ii) if, after the Demand Registration has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court then the Demand Registration shall not be deemed to have been effected and will not count as a Demand Registration).

                  (iii) Upon receipt of any request for a Demand Registration, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders entitled to make a Demand Request hereunder, and all such Holders shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All such Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.01.

                  (b) In the event that the Requesting Holders withdraw or do not pursue a request for a Demand Registration and, pursuant to Section 2.01(a) hereof, such Demand Registration is deemed to have been effected, the Requesting Holders, may reacquire such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Requesting Holders reimburse the Company for any and all Registration Expenses incurred by the Company in connection with such request for a Demand Registration.

                  (c) If the Requesting Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration (or take down under a Shelf Registration, as defined below) shall be in the form of a "firm commitment" underwritten offering. A majority in interest of the Requesting Holders shall have the right to select the managing Underwriters to be used in connection with any offering under this Section 2.01 or 2.03, subject to the Company's approval, which approval shall not be unreasonably withheld.

                  (d) The Requesting Holders will inform the Company of the time and manner of any disposition of Registrable Common Stock, and agree to reasonably cooperate with the Company in effecting the disposition of the Registrable Common Stock in a manner that does not unreasonably disrupt the public trading market for the Common Stock.

                  (e) The Company will have the right to preempt any Demand Registration with a primary registration by delivering written notice (within five business days after the Company has received a request for such Demand Registration) of such intention to the Selling Holder indicating that the Company has identified a specific business need and use for the proceeds of the sale of such securities and the Company shall use commercially reasonable efforts to effect a primary registration within 60 days of such notice. In the ensuing primary registration, the Holders will have such piggyback registration rights as are set forth in Section 2.02 hereof. The Company may exercise the right to preempt only twice in any 360-day period; provided that during any 360-day period there shall be a period of at least 120 consecutive days during which the Selling Holders may effect a Demand Registration.

                  (f) No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless (i) the Requesting Holder consents in writing to such inclusion or (ii) the managing Underwriter or Underwriters shall advise the Company and the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing Underwriter or Underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons (including the Company) pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Company and the Requesting Holders are so advised can be sold in such offering without such Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Securities requested to be included in such registration by each such Requesting Holder; provided, however, that if any Registrable Securities requested to be registered pursuant to a Demand Registration under Section 2.01 are excluded from registration hereunder, then the Holder(s) having shares excluded ("Excluded Holders") shall have the right to withdraw all, or any part, of their shares from such registration.

SECTION 2.02. Piggyback Registration. (a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8, or, except as provided for in
Section 2.03, pursuant to Rule 415 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Company shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Company as soon as reasonably practicable (but in no event less than 15 days before the anticipated filing date), undertaking to provide each Holder the opportunity to register on the same terms and conditions such number of shares of Registrable Common Stock as such Holder may request (a "Piggyback Registration"). Each Holder will have seven business days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration (which notice shall not be deemed to be a request for a Demand Registration); provided that should a Holder fail to provide timely notice to the Company, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering other than as described in Section 2.01(a). In the event that the registration statement is filed on behalf of a Person other than the Company, the Company will use its reasonable best efforts to have the shares of Registrable Common Stock that the Holders wish to sell included in the registration statement. If the Company or the Person for whose account such offering is being made shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Common Stock in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Common Stock for the same period as the delay in respect of the proposed offering. As between the Company and the Selling Holders, the Company shall be entitled to select the Underwriters in connection with any Piggyback Registration on the same basis as contemplated in
Section 2.01(c).

                  (b) Priority on Piggyback Registrations. If the Registrable Securities requested to be included in the Piggyback Registration by any Holder differ from the type of securities proposed to be registered by the Company and the managing Underwriter advises the Company that due to such differences the inclusion of such Registrable Securities would cause a Material Adverse Effect, then (i) the number of such Holders' Registrable Securities to be included in the Piggyback

Registration shall be reduced to an amount which, in the opinion of the managing Underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the opinion of the managing Underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such Piggyback Registration, provided, that no other securities of such type are included and offered for the account of any other Person in such Piggyback Registration. Any partial reduction in number of Registrable Securities of any Holder to be included in the Piggyback Registration pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such Piggyback Registration by all Persons other than the Company who have the contractual right to request that their shares be included in such registration statement and who have requested that their shares be included. If the Registrable Securities requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing Underwriter advises the Company that the inclusion of such Registrable Securities would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Holder only a portion of the shares such Holder has requested be registered equal to the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (other than the Person or Persons initiating such registration request) who have the contractual right to request that their shares be included in such registration statement and who have requested their shares be included; Provided, that in the event the Company registers shares of Common Stock in an underwritten offering pursuant to a demand request made under Section 2.02 of the Registration Rights Agreement dated as of ___________, 2000 between the Company and AT&T Wireless Services, Inc. ("Wireless"), then all shares to be registered on behalf of Wireless pursuant to such agreement shall be included in such registration statement before any shares to be sold by the Company for its own account or the account of any Holder or any other person entitled to request that their shares be included in such registration statement. If the Company initiated the registration, then the Company may include all of its securities in such registration statement before any such Holder's requested shares are included. If another security holder initiated the registration, then the Company may not include any of its securities in such registration statement unless all Registrable Securities requested to be included in the registration statement by all Holders are included in such registration statement. If as a result of the provisions of this Section 2.02(b), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Securities in such registration statement prior to its effectiveness.

SECTION 2.03. Shelf Registration. In addition to the two Demand Registrations provided for in Section 2.01, Holders of a majority of the Registrable Securities shall be entitled to make a request that the Company effect a shelf registration pursuant to Rule 415; provided that such request is otherwise in compliance with the provisions of Section 2.01. The Company shall be required to maintain the effectiveness of the Shelf Registration for as long as there are Registrable Securities; it being expressly agreed and understood that for purposes of this Agreement any subsequent underwritten "take down" with respect to the Shelf Registration shall constitute a Demand Registration to be counted toward the two total Demand Registrations authorized by Section 2.01 and otherwise that such Shelf Registrations shall not count as a

Demand Registration. The Company shall not be required to effect a Demand Registration pursuant to Section 2.01 if the Company shall at the time have effective a Shelf Registration pursuant to which the Holders that requested registration could effect the disposition of such Holder's Registrable Securities in the manner requested.

                                  ARTICLE III
                             Registration Procedures

SECTION 3.01. Filings; Information. In connection with the registration of Registrable Securities pursuant to Section 2.01, Section 2.02 and Section 2.03 hereof, the Company will use its best efforts to effect the registration of such Registrable Securities as promptly as is reasonably practicable, and in connection with any such request:

(a) The Company will as soon as practicable prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective (i) with respect to any Demand Registration or Piggyback Registration, for such period, not to exceed 120 days, as may be reasonably necessary to effect the sale of such securities, (ii) with respect to the Shelf Registration, until the sale of all Registrable Securities thereunder or until such securities cease to be Registrable Securities provided that if the Company shall furnish to the Selling Holder a certificate signed by the Company's Chairman, President or any Vice-President stating that the Company's Board of Directors has determined in good faith that it would be detrimental or otherwise disadvantageous to the Company or its shareholders for such a registration statement to be filed as soon as practicable because the sale of Registrable Securities covered by such Registration Statement or the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Company, the Company may postpone the filing (but not the preparation) or effectiveness of a registration statement for a period of not more than 120 days; provided that during any 360-day period the Company shall use its reasonable best efforts to permit a period of at least 120 consecutive days during which the Company will make a registration statement available under this Agreement; and provided further that if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Company's fiscal year, and (ii) the Securities Act requires the Company to include audited financials as of the end of such fiscal year, the Company may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year.

(b) The obligations of the Company under this Agreement are subject to the condition that the Company shall be entitled to require the Holder to suspend for up to ninety (90) days once in any twelve month period the sale of Shares pursuant to a registration statement filed pursuant to this Agreement if and for so long as (i) the Board of Directors of the Company determines, in its reasonable judgment, that the sale of Shares pursuant thereto would materially interfere with any material financing, acquisition, corporate reorganization or other material transaction by the Company, (ii) the Company promptly gives the Holder written notice of such determination, and (iii) all other similarly situated shareholders shall also be subject to the same suspension. The Company shall have no obligation to maintain the effectiveness of a registration statement with respect to the shares of Registrable Securities during periods when the Holder is required to suspend the sale of such Shares as provided in this paragraph. As soon as possible after the expiration of such periods, the Company shall amend its registration statements as necessary to permit the Holder to sell shares of Registrable Securities pursuant to such registration statements and shall notify the Holder in writing that it may resume the sale of shares of Registrable Securities pursuant to such Registration Statement.

(c) The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

(d) After the filing of the registration statement, the Company will promptly notify the Selling Holders of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(e) The Company will use its best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder in such jurisdictions; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.01(e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(f) The Company will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders and to the Underwriters any such supplement or amendment. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Selling Holders will deliver to the Company all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.01(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Selling Holders such supplemented or amended prospectus.

(g) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are required in order to expedite or facilitate the sale of such Registrable Securities.

(h) At the request of any Underwriter in connection with an underwritten offering the Company will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Company's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

(i) If requested by the managing Underwriter or any Selling Holder, the Company shall promptly incorporate in a prospectus supplement or post effective amendment such information as the managing Underwriter or any Selling Holder reasonably requests to be included therein, including without limitation, with respect to the Registrable Securities being sold by such Selling Holder, the purchase price being paid therefor by the Underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post effective amendment.

(j) The Company shall promptly make available for inspection by any Selling Holder or Underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (j) if
(A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the

Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; provided further, however, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

(k) The Company shall cause the Registrable Securities included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq Small Cap or National Market, if the Registrable Securities so qualify.

(l) The Company shall provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement.

(m) The Company shall cooperate with each Selling Holder and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

(n) The Company shall during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(o) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  The Company may require Selling Holders promptly to furnish in writing to the Company such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

SECTION 3.02. Registration Expenses. In connection with any Registration effected hereunder, the Company shall pay the following expenses incurred in connection with such registration (the "Registration Expenses"): (i) registration and filing fees with the Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the

Registrable Securities, (v) fees and expenses of counsel to the Company and the reasonable fees and expenses of independent certified public accountants for the Company (including fees and expenses associated with the special audits or the delivery of comfort letters), (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration,
(vii) all roadshow costs and expenses not paid by the Underwriters and (viii) the reasonable fees and disbursements of one counsel for the Selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld.

                                   ARTICLE IV
                        Indemnification and Contribution

SECTION 4.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Selling Holder expressly for use therein or by the Selling Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Selling Holder with copies of the same. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.01, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Underwriter expressly for use therein or by the Underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Underwriter with copies of the same.

SECTION 4.02. Indemnification by Selling Holders. Each Selling Holder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, which controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Selling Holder, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.02, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Selling Holder's liability under this Section
4.02 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such Selling Holder from the sale of such Registrable Securities by such Selling Holder.

SECTION 4.03. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.01 or
Section 4.02, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

SECTION 4.04. Contribution. If the indemnification provided for in this Article IV is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IV, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                   ARTICLE V
                                  Miscellaneous

SECTION 5.01. Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (c) furnishes in writing to the Company such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Company may from time to time request or as may be legally required in connection with such registration; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (ii) such Person's power and authority to effect such transfer and
(iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting agreements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of such Person's Registrable Securities pursuant to such registration.

SECTION 5.02. Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

SECTION 5.03. Holdback Agreements. Each Holder agrees, in the event of an underwritten offering for the Company (whether for the account of the Company or otherwise) not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 14 days prior to, and during the 90-day period (or such lesser period as the lead or managing underwriters may require) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

SECTION 5.04. Termination. The registration rights granted under this Agreement will terminate on February 30, 2020, or such earlier time as there shall no longer be any Registrable Securities.

SECTION 5.05. Amendments, Waivers, Etc. This Agreement may not be amended, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and Holders of at least 50% of the Registrable Securities.

SECTION 5.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Each party need not sign the same counterpart.

SECTION 5.07. Entire Agreement. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

SECTION 5.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

SECTION 5.09. Assignment of Registration Rights. Each Holder of the Registrable Securities may assign all or any part of its rights under this Agreement to any person to whom such Holder sells, transfers or assigns such Registrable Securities. In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Securities, the Holder shall also retain his rights with respect to its remaining Registrable Securities.

SECTION 5.10. Granting Other Registration Rights. Without the prior written consent of Purchaser, the Company shall not grant any contractual rights for any demand registration under the Securities Act involving an underwritten offering with respect to the shares of Common Stock purchased by PSINet Inc. and Aether Systems, Inc. pursuant to those certain Common Stock Purchase Agreements, dated as of February 2, 2000, between the Company and PSINet Inc. and Aether Systems, Inc., respectively.

         IN WITNESS WHEREOF, the Company and each Holder has caused this Agreement to be signed on its behalf by its officer thereunto duly authorized as of the date first written above.



         ADDRESS FOR NOTICE PURPOSES:            METROCALL, INC.

         If to the Company, to:                  By:_______________________
         Metrocall, Inc.                         Name:_____________________
         6677 Richmond Highway                   Title:____________________
         Alexandria, Virginia 22306
         Attn: Vincent D. Kelly, Chief Financial
         Officer and Treasurer
         Fax Number: (703) 768-9625

         with a copy (which shall not constitute notice) to:

         Wilmer, Cutler & Pickering
         2445 M Street, NW
         Washington, DC 20037-1420
         Attn: Thomas W. White
         Fax Number: (202) 663-6363



         ADDRESS FOR NOTICE PURPOSES:            HMTF BRIDGE MC I, LLC

         HMTF Bridge MC I, LLC                   By:_______________________
         c/o Hicks, Muse, Tate &                 Name:_____________________
         Furst Incorporated                      Title:____________________
         1325 Avenue of the Americas
         25th Floor
         New York, NY 10019
         Attn: Michael Levitt
         Telephone: (212) 424-1400
         Fax Number: (212) 424-1450

         Vinson & Elkins, L.L.P.
         1325 Avenue of the Americas
         17th Floor
         New York, NY 10019
         Attn: Eric S. Shube
         Telephone: (917) 206-8005
         Fax Number: (917) 206-8100

                                   EXHIBIT B


                                OPTION AGREEMENT

                                 (See Attached)

                                OPTION AGREEMENT

         OPTION AGREEMENT, dated as of [Closing Date], 2000 (this "Agreement"), by and between Metrocall, Inc., a Delaware corporation ("Company"), and HMTF Bridge MC I, LLC, a Delaware limited liability company ("Holder").

         WHEREAS, the Company and Holder have entered into a Common Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which it is intended that Holder will purchase shares of common stock, $0.01 par value per share ("Common Stock"), of the Company;

         WHEREAS, the Company desires, upon the terms and subject to the conditions set forth herein, to grant Holder the right to acquire additional shares of Common Stock.

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

         1.  Option I.

             (a) Grant of Option. Company hereby grants to Holder an irrevocable option ("Option I") to purchase, in the manner set forth below, 8,333,333 shares of Common Stock (the "Option I Shares"), at an exercise price per share of Three Dollars ($3.00) (the "Option I Exercise Price"), subject to adjustment in accordance with Section 9.

             (b) Term of Option. Option I may be exercised by the Holder in whole but not in part, at any time or from time to time after the date hereof and on or before 5:00 pm, Eastern time, on ____________, 2001(1) ("the Option I Expiration Date"). Except as provided in Section 2,Option I will terminate and be null and void if the Option I Exercise Notice (as defined herein) is not delivered on or prior to the Option I Expiration Date.

             (c) Exercise Procedures.

                 (i) In the event Holder wishes to exercise Option I, Holder shall send a written notice to that effect to Company ("Option I Exercise Notice"). Such notice shall be irrevocable, subject to the satisfaction of the conditions set forth in Section 4.

                 (ii) Closing of the purchase of Common Stock pursuant to Option I (the "Option I Closing") shall occur at a place, on a date, and at a time designated by Holder in the Option I Exercise Notice which date shall be at least three Business Days after the date of the Option I Exercise Notice.

                 (iii) At the Option I Closing, the Company shall deliver
                       certificates representing the Option I Shares to Holder or its assignee against payment of the Option I Exercise Price in cash by wire transfer of



____________

(1) [Insert date that is one year after Closing under the Purchase Agreement]
                       immediately available funds to a bank account designated by the Company.

         2.  Option II.

             (a) Grant of Option. Company hereby grants to Holder an irrevocable option ("Option II", together with Option I, the "Options") to purchase, in the manner set forth below, (i) 12,500,000 shares of Common Stock at an exercise price per share of Four Dollars ($4.00) plus (ii), if Holder has not exercised Option I, 8,333,333 shares of Common Stock at an exercise price per share of Three Dollars ($3.00), in each case subject to adjustment in accordance with
Section 9. (The shares subject to Option II shall be referred to as the "Option II Shares.)"

             (b) Term and Conditions of Option. Option II may be exercised in whole or in part, only in connection with the issuance of new equity for cash to finance a business combination or acquisition (by means of merger, consolidation, exchange, or acquisition of assets, or otherwise) involving the Company or any subsidiary thereof and an aggregate transactional consideration to the other entity or its equity and debt holders or to the Company and its equity and debt holders having a fair value (as determined in good faith by the Board of Directors of the Company) of at least $50,000,000 (a "Qualified Transaction"). Except as otherwise provided in Sections 2(c)(i) and 2(d), Option II shall only be exercisable as to Transaction Notices delivered by the Company on or prior to 5:00 pm, Eastern time, on _________ ___, 2002(2) (the Termination Date").

             (c) Exercise Procedures.

                 (i) If, at any time prior to the Termination Date, the Company proposes to enter into one or more Qualified Transactions, it shall in each case promptly notify the Holder in writing of the material terms of the Qualified Transaction (a "Transaction Notice"). Holder shall have 20 Business Days from the date of a Transaction Notice ("Option II Exercise Period") to notify the Company in writing ("Option II Election Notice") whether or not it intends to exercise Option II in connection with the proposed Qualified Transaction. Except as provided for in the immediately following sentence, if the Holder notifies the Company in the Option II Election Notice that it does not intend to exercise Option II in connection with the proposed Qualified Transaction, or does not deliver an Option II Election Notice within the Option II Exercise Period, then Option II shall terminate and become null and void upon the consummation of such Qualified Transaction. If after the delivery of a Transaction Notice there is any change in the material terms of the Qualified Transaction, the Company shall deliver a new Transaction Notice specifying such change and a new Option II Exercise Period shall commence and during such new Option II Election Period, Holder shall have the right to either (x) withdraw



____________

2 [Insert date that is two years after Closing under the Purchase Agreement.]

                       any prior Option II Election Notice or (y) elect to exercise Option II by means of a new Option II Election Notice. Any portion of Option II that (1) remains unexercised in the case of a partial exercise as provided above or (2) represents shares of Common Stock as to which an affirmative Option II Election Notice has been given but as to which the related Qualified Transaction has been abandoned, terminated or otherwise withdrawn, shall in each case remain in full force and effect herein.

                 (ii) Simultaneously with its delivery of the Transaction Notice to the Holder and continually throughout the Option Exercise Period, the Company shall promptly provide the Holder with all material information relating to the Qualified Transaction and the parties thereto, including financial and operating data, business plans and projections and any other material information that the Holder may reasonably request.

                 (iii) If the Holder notifies the Company in the Option II
                       Election Notice that it does intend to exercise Option II in connection with the proposed Qualified Transaction, then upon execution by the Company of a binding agreement for the proposed Qualified Transaction, the Holder shall be deemed to have irrevocably exercised Option II, subject to the satisfaction of the conditions set forth in Section 4 and the provisions of Section 2(c)(i).


                 (iv) Closing of the purchase of Common Stock pursuant to Option II (the "Option II Closing") shall occur contemporaneously with the consummation of the Qualified Transaction at a place and at a time that shall be mutually agreed to by the parties hereto. The Option II Closing shall be subject to the fulfillment of all conditions to the Company's obligations to consummate the Qualified Transaction, unless the Holder shall have consented to the Company's waiver of any such condition.

                 (v) At the Option II Closing, the Company shall deliver certificates representing the Option II Shares to the Holder or its assignee against payment of the applicable Exercise Price in cash by wire transfer of immediately available funds to a bank account designated by the Company.

                 (vi) In connection with any proposed Qualified Transaction as to which a Transaction Notice and an affirmative Option II Election Notice has been given, the Company shall use reasonable efforts to accommodate Holder's reasonable requests with respect to the timing, form, and structure of such Qualified Transaction and the related Option II Closing in order to achieve Holder's desired tax, corporate and securities law treatment; provided, that no action shall be required hereunder that in the good faith judgment of the Company would adversely affect such Qualified Transaction in any material respect.

             (d) Extension of Termination Date. If on the Termination Date, the Company is then engaged in active discussions with a party regarding a potential Qualified Transaction, then the Termination Date shall be extended until the earlier date of (i) the termination of such discussions without any Qualified Transaction being proposed or (ii) the Company delivering a Transaction Notice.


         3.  Covenants.


             (a) If applicable, the parties will file as soon as practicable all filings that are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") relating to the issuance of the Option I Shares or the Option II Shares, respond as soon as practicable to all inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation, respond as soon as practicable to all inquiries received from any other government agency in connection with antitrust matters, and seek early termination of any waiting period under the HSR Act.

             (b) The Company shall use its best efforts to obtain all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal administrative agency or commission or other federal governmental authority or instrumentality, if any, required in connection with the issuance of the Option I Shares or Option II Shares, as the case may be, hereunder.


             (c) The Company will file with the Nasdaq Small Cap Market a Notification Form for Listing of Additional Shares for an amount of shares of Common Stock equal to at least the amount of the Option I Shares and the Option II Shares and will use its reasonable best efforts to ensure that the Option I Shares and Option II Shares are encompassed within its listing on the Nasdaq Small Cap Market or such other exchange or market as the shares of Common Stock may subsequently be listed.

             (d) If necessary to effectuate the transactions contemplated by this Agreement, Company shall prepare, file and prosecute any required applications for the consents of the Federal Communications Commission ("FCC") to the transactions contemplated herein (the "FCC Consents") and in connection therewith request special temporary authorizations to permit the Closing to occur prior to obtaining the FCC Consents.

         4.  Conditions to Closing.

             (a) The obligation of Company to issue the Option I Shares or Option II Shares, as applicable, to Holder hereunder is subject to the conditions that

                 (i) all waiting periods, if any, under the HSR Act applicable to the issuance of the Option I Shares or Option II Shares hereunder shall have expired or been terminated and all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal administrative agency or commission or other federal governmental authority or instrumentality, if any, required in connection with the issuance of the Option I Shares or Option II Shares hereunder shall have been obtained or made, as the case may be;

                 (ii) No preliminary or permanent injunction or other order shall have been issued by any federal or state court of competent jurisdiction in the United States or by any U.S. federal or state governmental or regulatory body, and no statute, rule, regulation or executive order shall have been promulgated or enacted by any U.S. federal or state governmental authority which restrains, enjoins or otherwise prohibits in any material respects the issuance of the Option I Shares or the Option II Shares, as the case may be.

                 (iii) The representations and warranties of the Holder contained in this Agreement (A) shall have been true and correct when made and
(B) in the case of representations and warranties that are qualified as to materiality or material adverse effect, true and correct and (B) in all other cases, true and correct in all material respects, in the case of clauses (A) and
(B), as of the Option I Closing date or the Option II Closing date, as the case may be, with the same force and effect as though made on and as of such applicable closing date.

                 (iv) If required, the parties shall have obtained all necessary FCC Consents in a form and substance typical of consents customarily issued in transactions of this nature; provided however, that if no petitions to deny the applications for the FCC Consents have been filed with the FCC, and the time period for doing so has passed, then this condition shall be satisfied if the Company has obtained special temporary authorizations to permit the Closing to occur prior to obtaining the FCC Consents.

             (b) The obligations of Holder to purchase the Option I Shares or Option II Shares, as applicable, from the Company hereunder is subject to the conditions that:

                 (i) all waiting periods, if any, under the HSR Act applicable to the issuance of the Option I Shares or the Option II Shares hereunder shall have expired or been terminated and all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal administrative agency or commission or other federal governmental authority or instrumentality, if any, required in connection with the issuance of the Option I Shares or Option II Shares hereunder shall have been obtained or made, as the case may be;

                 (ii) No preliminary or permanent injunction or other order shall have been issued by any federal or state court of competent jurisdiction in the United States or by any U.S. federal or state governmental or regulatory body, and no statute, rule, regulation or executive order shall have been promulgated or enacted by any U.S. federal or state governmental authority which restrains, enjoins or otherwise prohibits in any material respects the issuance of the Option I Shares or the Option II Shares, as the case may be.

                 (iii) The representations and warranties of the Company contained in this Agreement (A) shall have been true and correct when made and
(B) in the case of representations and warranties that are qualified as to materiality or material adverse effect, true and correct and (B) in all other cases, true and correct in all material respects, in the case of clauses (A) and
(B), as of the Option I Closing date or the Option II Closing date, as the case may be, with the same force and effect as though made on and as of such applicable closing date.

                 (iv) If required, the parties shall have obtained all necessary FCC Consents in a form and substance typical of consents customarily issued in transactions of this nature; provided however, that if no petitions to deny the applications for the FCC Consents have been filed with the FCC, and the time period for doing so has passed, then this condition shall be satisfied if the Company has obtained special temporary authorizations to permit the Closing to occur prior to obtaining the FCC Consents.

         5. Expenses. At any Closing, Company will pay all expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Agreement.

         6. Representations and Warranties of Company. The Company represents and warrants to Holder as of the date hereof and as of the Option I Closing or Option II Closing (unless another date or period of time is specifically stated herein for a representation or warranty), as the case may be, as follows:

             (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its business as it currently is being conducted and to own and lease the properties and assets owned or leased by it. The Company is licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had and could not reasonably be expected to have a material adverse effect. The Company has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder, and has taken all action necessary to authorize the execution, delivery and performance by it of this Agreement. No other corporate or stockholder proceeding on the part of the Company is necessary for such authorization, execution, delivery and performance.

             (b) Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Options, and at all times from the date hereof through the expiration of the Options will have reserved, 20,833,333 authorized and unissued shares of Common Stock, such amount being subject to adjustment as provided in Section 9, (and the Company will take all necessary corporate action to authorize and reserve for issuance all additional shares of Common Stock or other securities that may be issued pursuant to Section 9 upon exercise), all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid, and non-assessable.

             (c) Upon delivery of the Option I Shares or Option II Shares to Holder upon the exercise of the applicable Option, the Option I Shares or Option II Shares, as the case may be, shall be fully paid and non-assessable and shall be acquired by Holder free and clear of all claims, liens, charges, encumbrances and security agreements of any nature whatsoever (including without limitation preemptive rights).

             (d) Neither the execution and delivery of this Agreement, the consummation by Company of the transactions contemplated hereby, nor the compliance by Company with any of the provisions hereof will (i) conflict with, or result in a breach of, any provision of its Certificate of Incorporation or By-laws, (ii) require any permit, authorization, consent or approval of, or filing with, or notification to (except for permits, authorizations, consents, approvals, filings or notifications under the Securities Exchange Act of 1934 as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), the HSR Act, the Communications Act of 1934, as amended (the "Communications Act"), or state public utility or public service laws (if any)) any Governmental Authority (as defined in the Purchase Agreement), (iii) conflict with, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or loss of any material right or benefit) under any of the terms, conditions or provisions of any Company Third Party Contracts (as defined in the Purchase Agreement), (iv) require any consent, authorization, waiver or approval of any person other than a Governmental Authority, or (vi) violate any order, writ, injunction, decree or law applicable to Company, excluding from the foregoing clauses (ii)-(vi) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Company and its subsidiaries, taken as a whole, or prevent Company from consummating the transactions contemplated hereby.

             (e) None of Company, any of its affiliates or anyone acting on its or their behalf, has issued, sold, or offered any security of Company to any person under circumstances that would cause the issuance and sale of Option I Shares or Option II Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of Holder contained in
Section 7(c) are true and correct, the issuance, sale and delivery of the Option I Shares or Option II Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and Company shall not take any action which would cause the issuance, sale and delivery of the Option I Shares or Option II Shares not to be exempt from such requirements).

         (7) Representations and Warranties of Holder. Holder represents and warrants to Company as follows:

             (a) Holder is a limited liability company duly organized, validly existing under the laws of the State of Delaware and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Holder has duly and validly executed this Agreement and, assuming the due authorization, execution and delivery hereof by the Company, this Agreement constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

             (b) Neither the execution and delivery of this Agreement, the consummation by Holder of the transactions contemplated hereby, nor the compliance by Holder with any of the provisions hereof will (i) conflict with, or result in a breach of, any provision of its organizational documents, (ii) require any permit, authorization, consent or approval of, or filing with, or notification to (except for permits, authorizations, consents, approvals or filings under the Exchange Act, the Securities Act, the HSR Act, the Communications Act, or state public utility or public service laws (if any)) with, or notification to, any Governmental Authority, (iii) conflict with, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material document, material agreement, or other material instrument to which Holder is a party or by which Holder is bound, (iv) require any consent, authorization, waiver or approval of any person other than a Governmental Authority, or (vi) violate any order, writ, injunction, decree or law applicable to Holder, excluding from the foregoing clauses (ii)-(vi) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Holder and its subsidiaries, taken as a whole, or prevent Holder from consummating the transactions contemplated hereby.

             (c) Any Common Stock acquired pursuant to this Agreement will be acquired for Holder's own account (or for accounts over which it exercises investment authority), for investment purposes only, and will not be acquired with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

         8. No Impairment. The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Options, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not, directly or indirectly, increase the par value of any shares of Common Stock receivable upon the exercise of the Options above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this the Options, and (c) use its commercially reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Options.

         9. Adjustments Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of each of the Options shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Section 9.

             (a) Common Stock Reorganization. If the Company shall after the date hereof subdivide its outstanding shares of Common Stock into a greater number of shares or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being called a "Common Stock Reorganization"), then (i) the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (ii) the number of shares of Common Stock subject to purchase upon exercise of each of the Options respectively shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

             (b) Common Stock Distribution.

                  (i) Subject to the last sentence of this paragraph, if the Company shall after the date hereof issue or otherwise sell or distribute any shares of Common Stock, otherwise than pursuant to a Common Stock Reorganization (any such event, including any event described in paragraphs (ii) and (iii) below, being herein called a "Common Stock Distribution"), if such Common Stock Distribution shall be for a consideration per share less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of such Common Stock Distribution, or on the first date of the announcement of such Common Stock Distribution (whichever is less), then, effective upon such Common Stock Distribution, the number of shares of Common Stock purchasable upon exercise of each of the Options respectively shall be adjusted by multiplying the number of shares of Common Stock subject to purchase upon exercise of each of the Options by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding (and issuable upon exercise or conversion of outstanding options, warrants and convertible securities) immediately prior to such Common Stock Distribution plus the number of shares of Common Stock issued (or deemed to be issued pursuant to paragraphs (ii) and (iii) below) in such Common Stock Distribution and the denominator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding (and issuable upon exercise or conversion of outstanding options, warrants and convertible securities) immediately prior to such Common Stock Distribution, plus (B) the number of shares of Common Stock which the aggregate consideration, if any, received by the Company (determined as provided below) for such Common Stock Distribution would buy at the Fair Market Value thereof, as of the date immediately prior to such Common Stock Distribution or as of the date immediately prior to the date of announcement of such Common Stock Distribution (whichever is less). In the event of any such adjustment, the exercise price for each of the Options shall be adjusted to a number determined by dividing the exercise price immediately prior to such Common Stock Distribution by the fraction used for purposes of the aforementioned adjustment. The provisions of this paragraph (i), including by operation of paragraph (ii) or (iii) below, shall not operate to increase the Exercise Price or to reduce the number of shares of Common Stock subject to purchase upon exercise of each of the Options.

                  (ii) If the Company shall after the date hereof issue, sell, distribute or otherwise grant in any manner (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Warrants" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Warrants or the rights to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Warrants or upon conversion or exchange of such Convertible Securities (determined by dividing
(x) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Warrants, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Warrants, plus, in the case of Warrants to acquire Convertible Securities the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Warrants or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Warrants) shall be less than the Fair Market value per share of outstanding Common Stock of the Company on the date of granting such Warrants or on the first date of announcement thereof (whichever is less), then for purposes of paragraph (i) above the total maximum number of shares of Common Stock issuable upon the exercise of such Warrants or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Warrants shall be deemed to have been issued as of the date of granting of such Warrants and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment to the number of shares of Common Stock purchasable upon the exercise either of the Options or of the Exercise Price shall be made upon the actual exercise of such Warrants or upon conversion or exchange of such Convertible Securities.

                  (iii) If the Company shall after the date hereof issue, sell or otherwise distribute or grant (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the aggregate amount received or receivable by the Company as consideration for the issue, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of such issue, sale or distribution or on the first date of announcement thereof (whichever is less), then, for purposes of paragraph (i) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issue, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment to the number of shares of Common Stock purchasable upon exercise of either of the Options or of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

                  (iv) If the purchase price provided for in any Warrant referred to in paragraph (ii) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (ii) or (iii) above, or the rate at which any Convertible Securities referred to in paragraph (ii) or (iii) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against, and having the effect of protecting against, dilution upon an event which results in a related adjustment pursuant to this Section 9), then the number of shares of Common Stock purchasable upon exercise each of the Options and the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of each of the Options after such readjustment) to the number of shares of Common Stock purchasable upon exercise of each of the Options and the Exercise Price which would then be in effect had the adjustment made upon the issue, sale, distribution or grant of such Warrants or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be; provided, however, that such readjustment shall give effect to such change only with respect to such Warrants and Convertible Securities as then remain outstanding. If, at any time after any adjustment of the number of shares of Common Stock purchasable upon exercise of each of the Options or the Exercise Price shall have been made pursuant to this
Section 9 on the basis of the issuance of any Warrants or Convertible Securities or after any new adjustments to the number of shares of Common Stock purchasable upon exercise of each of the Option or the Exercise Price shall have been made pursuant to this Section 9, the right of conversion, exercise or exchange in such Convertible Securities shall expire or terminate, and the right of conversion, exercise or exchange in respect of a portion of such Warrants or Convertible Securities shall not have been exercised, such previous adjustment shall be rescinded and annulled. Thereupon, a recomputation shall be made of the effect of such Warrants or Convertible Securities on the basis of treating the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such right of conversion, exercise or exchange as having been issued on the date or dates of such conversion, exercise or exchange and for the consideration actually received and receivable therefor, and treating any such Warrants or Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of any such issuance for the consideration per share for which shares of Common Stock are issuable under such Warrants or Convertible Securities; and, if and to the extent called for by the foregoing provisions of this Section 9, on the basis aforesaid, a new adjustment of the number of shares of Common Stock purchasable upon exercise of each of the Options and the Exercise Price shall be made, which new adjustment shall supersede (effective only with respect to any exercise of each of the Options after such readjustment) the previous adjustment so rescinded and annulled.

                  (v) If the Company shall after the date hereof pay a dividend or make any other distribution upon any capital stock of the Company payable in Common Stock, Warrants or Convertible Securities, then, for purposes of paragraph (i) above, such Common Stock, Warrants or Convertible Securities, as the case may be, shall be deemed to have been issued or sold without consideration.

                  (vi) If any shares of Common Stock, Warrants or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deduction therefrom of any expenses incurred and any underwriting commissions or concessions paid or allowed by the

Company in connection therewith. If any shares of Common Stock, Warrants or Convertible Securities shall be issued, sold or distributed for property or assets other than cash, then the amount of such property and assets shall be deemed to be the Fair Market Value of such property and assets after deduction of any expenses incurred or allowed by the Company in connection therewith. If any shares of Common Stock, Warrants or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the nonsurviving corporation as shall be attributable to such Common Stock, Warrants or Convertible Securities, as the case may be.

                  (vii) If the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, Warrants or Convertible Securities or to subscribe for or purchase Common Stock, Warrants or Convertible Securities, then such record date shall be deemed to be the date of the issue, sale, distribution or grant of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (viii) For purposes of determining whether any adjustment is required pursuant to this Section 9, any security of the Company having rights substantially equivalent to the Common Stock as to dividends or upon liquidation, dissolution or winding up of the Company shall be treated as if such security were Common Stock.

         (c) Dividends. If the Company shall after the date hereof issue or distribute to all or substantially all holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any cash, property or other assets, and if such issuance or distribution does not constitute a Common Stock Reorganization or a Common Stock Distribution (any such nonexcluded event being herein called a "Dividend"), then (i) the number of shares of Common Stock subject to purchase upon exercise of each of the Options shall be increased (but not decreased), effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Dividend, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Dividend by a fraction, the numerator of which shall be the Fair Market Value per share of outstanding Common Stock on such record date and the denominator of which shall be the Fair Market Value per share of outstanding Common Stock of the Company on such record date less the then Fair Market Value of the evidences of indebtedness, securities, cash, or property or other assets issued or distributed in such Dividend with respect to one share of Common Stock, and (ii) the Exercise Price shall be decreased (but not increased) to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock subject to purchase upon exercise of the applicable Option immediately before such Dividend and the denominator of which shall be the number of shares of Common Stock subject to purchase upon exercise of the applicable Option immediately after such Dividend. If after the date hereof the Company repurchases shares of Common Stock for a per share consideration which exceeds the Fair Market Value (as calculated immediately prior to such repurchase), then the number of shares of Common Stock purchasable upon exercise of the applicable Option and the Exercise Price shall be adjusted in accordance with the foregoing provisions, as if, in lieu of such repurchases, the Company had (x) distributed a Dividend having a Fair Market Value equal to the Fair Market Value of all property and cash expended in the repurchases, and (y) effected a reverse split of the Common Stock in the proportion required to reduce the number of shares of Common Stock outstanding from (1) the number of such shares outstanding immediately before such first repurchase to (2) the number of such shares outstanding immediately following all the repurchases.

             (d) Capital Reorganization. If after the date hereof there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization or a change in par value), in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of each of the Options, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if each of the Options had been exercised immediately prior to such Capital Reorganization.

             (e) Certain Other Events. If any event occurs after the date hereof as to which the foregoing provisions of this Section 9 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the rights of the Holder in accordance with the essential intent and principles of this Agreement, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of each of the Options, or otherwise adversely affect the rights of the Holder hereunder.

             (f) Adjustment Rules.

                 (i) Any adjustments pursuant to this Section 9 shall be made successively whenever an event referred to herein shall occur.

                 (ii) If the Company shall set a record date to determine the holders of shares of Common Stock for purposes of a Common Stock Reorganization, Common Stock Distribution, Dividend or Capital Reorganization, and shall legally abandon such action prior to effecting such action, then no adjustment shall be made pursuant to this Section 9 in respect of such action.

                 (iii) No adjustment in the amount of the Exercise Price shall be made hereunder unless such adjustment increases or decreases such amount or price by one cent or more, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall serve to adjust such Exercise Price by one cent or more.

                 (iv) No adjustment in the Exercise Price shall be made hereunder if such adjustment would reduce the exercise price to an amount below par value of the Common Stock, which par value shall initially be $.01 per share of Common Stock.

                 (v) In computing adjustments under this Section 9 or the number of shares that may be purchased upon exercise of either of the Options, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share, and adjustments in the Exercise Price shall be made to the nearest $.01.

                 (vi) No adjustment shall be made under this Section 9, (A) upon the exercise of any warrants, options or convertible securities (other than the Series C Preferred Stock) issued and outstanding on the date hereof in accordance with the terms of such securities as of such date; (B) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee or director benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for the purpose; (C) upon the issuance of the Common Stock or Options in accordance with terms of the Purchase Agreement; (D) upon the exercise of the Options; (E) the issuance of up to 13,250,000 shares of Common Stock (or common-stock equivalent preferred stock that is convertible into common stock) in connection with the exchange or conversion of the Series C Preferred Stock; (F) the issuance contemporaneously with the closing under the Purchase Agreement of up to an amount of shares of Common Stock equal to the product of (1) two multiplied by (2) the number of shares of Common Stock purchased by Holder pursuant to the Purchase Agreement, at a purchase price of $2.19 per share; or (g) the issuance of the shares of Common Stock purchased by Holder pursuant to the Purchase Agreement.

          (g) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 9, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Holder is entitled to receive upon exercise of the Options.

          (h) Notice of Adjustment. Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this
Section 9, the Company shall give notice to the Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to the Holder of such adjustment and computation promptly after such adjustment becomes determinable.

         (10) Contest Rights. Upon each determination of Fair Market Value hereunder (other than a determination relating solely to setting the value of fractional shares), the Company shall promptly give notice thereof to the Holder, setting forth in reasonable detail the calculation of such Fair Market Value and the method and basis of determination thereof, as the case may be. If the Holder shall disagree with such determination and shall, by notice to the Company given within 15 days after the Company's notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with the Appraisal Procedure.

         11. Legends.

     Upon issuance to Holder of any Option I Shares or Option II Shares upon purchase thereof pursuant to this Agreement, such Option I Shares or Option II Share shall be endorsed with a restrictive legend which shall read substantially as follows:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED, SOLD, OR TRANSFERRED ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

         12. Definitions.

         The following terms, as used in this Agreement, have the following respective meanings:

         "Appraisal Procedure" means a procedure whereby two independent appraisers, one chosen by the Company and one by the Holder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. The determination of the appraisers or appraiser appointed hereunder shall be binding and conclusive on the Company and the Holder. The costs of conducting any Appraisal Procedure shall be borne by the Holder; provided however, the fees and expenses of the Company of the Holder, of the appraisers appointed hereunder and of the Appraisal Procedure shall be borne by the Company if such Appraisal Procedure shall result in a determination that is disparate by 2% or more to the benefit of Holder from the Company's initial determination.

         "Business Day" shall mean (a) if any class of Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which such class of Common Stock is listed or admitted to trading is open for business or (b) if no class of Common Stock is so listed or admitted to trading, a day on which any New York Stock Exchange member firm is open for business.

         "Closing Price" with respect to any security on any day means (a) if such security is listed or admitted for trading on a national securities exchange, the reported last sales price



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


regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of security is listed or admitted to trading, or (b) if such security is not listed or admitted to trading on any national securities exchange, the last quoted sales price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such day as reported by NASDAQ or any comparable system then in use or, if not so reported, as reported by any New York Stock Exchange member firm reasonably selected by the Company for such purpose.

         "Exercise Price" means respectively as to each of the Options, the exercise price respectively specified herein for each of the Options as such exercise price may be adjusted from time to time as provided herein.

         "Fair Market Value" means the fair market value of the business or property in question, as determined in good faith by the Board of Directors of the Company, provided, however, that the Fair Market Value of any security for which a Closing Price is available shall be the Market Price of such security.

         "Market Price", with respect to any security on any day means the average of the daily Closing-Prices of a share or unit of such security for the 10 consecutive Business Days ending on the most recent Business Day for which a Closing Price is available; provided, however, that in the event that, in the case of Common Stock, the Market Price is determined during a period following the announcement by the Company of (A) a dividend or distribution of Common Stock, or (B) any subdivision, combination or reclassification of Common Stock and prior to the expiration of 10 Business Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of Common Stock.

         "NASDAQ" means The National Association of Securities Dealers, Inc. Automated Quotation System.

         13. No Rights or Liabilities as Stockholder. Nothing contained in this Agreement shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any liabilities on such Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

         14. Specific Enforcement. The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and that as between the Company and the Holder, any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement as between the Company and the Holder, or prevent any violation hereof, and, to the extent permitted by applicable law as between the Company and the Holder, each party waives any objection to the imposition of such relief.

         15. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         16. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         17. Notices. All notices which are permitted or required under this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) if by fax upon transmission with confirmation of receipt by the receiving party's facsimile terminal, (c) if sent by documented overnight delivery service on the date delivered or (d) if sent by mail, five (5) business days after being mailed by registered or certified mail, postage prepaid, addressed as follows, or to such other person as may be designated by notice to the other party:

     If to Holder:


               HMTF Bridge MC I, LLC
               c/o Hicks, Muse, Tate & Furst Incorporated
               1325 Avenue of the Americas
               25th Floor
               New York, NY  10019
               Attn:  Michael Levitt
               Telephone: (212) 424-1400
               Fax: (212) 424-1450

     with a copy (which shall not constitute notice) to:

              Vinson & Elkins L.L.P.
              1325 Avenue of the Americas
              17th Floor
              New York, NY  10019
              Attn:  Eric S. Shube
              Telephone:  (917) 206-8005
              Fax:  (917) 206-8100

     If to the Company:

              Metrocall, Inc.
              6677 Richmond Highway
              Alexandria, VA  22306
              Attention: Vincent D. Kelly, Chief Financial Officer and Treasurer
              Fax: (703) 768-9625
     with copy (which shall not constitute notice) to:

              Wilmer, Cutler & Pickering
              2445 M Street, N.W.
              Washington, D.C.  20037
              Attention:  Thomas W. White
              Fax:  (202) 663-6363

         18. Entire Agreement. This Agreement (together with the Purchase Agreement and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

         19. Successors and Assigns. This Agreement shall not be assigned, by operation of law or otherwise, without the prior written consent of the other party hereto, except that the Holder may assign its rights hereunder, in whole or in part, to an affiliate. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

         20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         21. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

         22. Capitalized Terms. Capitalized Terms used herein but not defined shall have the meanings set forth in the Purchase Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the day and year first written above.


                                        METROCALL, INC.



                                        By:_____________________________________
                                             Name:   ___________________________
                                             Title:  ___________________________



                                        HMTF BRIDGE MC I, LLC



                                        By:_____________________________________
                                             Name:   ___________________________
                                             Title:  ___________________________